EXHIBIT 21

SUBSIDIARIES OF REGISTRANT

                                                                                   Name Under Which Subsidiary
                    Name                         State of Incorporation                 Is Doing Business
---------------------------------------------- ---------------------------- -------------------------------------------

Brownsville Shopping Center, Inc.              Texas                        Brownsville Shopping Center, Inc.
Condev Mission, Inc.                           Arkansas                     Condev Mission, Inc.
Condev Nevada, Inc.                            Nevada                       Dillard's
Dillard Store Services, Inc.                   Arizona                      Dillard's
Construction Developers, Inc.                  Arkansas                     Construction Developers, Inc.
Dillard's, Inc.                                Delaware                     Dillard's
Dillard International, Inc.                    Nevada                       Dillard International, Inc.
Dillard Investment Co., Inc.                   Delaware                     Dillard Investment Co., Inc.
Dillard National Bank                          National Banking Ass.        Dillard National Bank
Dillard Ticket Systems, Inc.                   Arizona                      Dillard Ticket Systems, Inc.
Dillard Travel, Inc.                           Arkansas                     Dillard Travel, Inc.
Dillard USA, Inc.                              Nevada                       Dillard's
Dillard's Nevada, Inc.                         Nevada                       Dillard's Nevada, Inc.
Dillard's Utah, Inc.                           Utah                         Dillard's Utah, Inc.
Dillard's Wyoming, Inc.                        Wyoming                      Dillard's
The Higbee Company                             Delaware                     Dillard's
J. B. Ivey & Company                           North Carolina               Dillard's
Pulaski Realty Company                         Arkansas                     Pulaski Realty Company
Mercantile Stores Co., Inc.                    Delaware                     Dillard's
J. Bacon & Sons                                Kentucky                     Bacon's
The Castner-Knott Dry Goods Co.                Tennessee                    Dillard's
C. J. Gayfer & Company, Inc.                   Delaware                     Dillard's
Gayfer Montgomery Fair Co.                     Delaware                     Dillard's
Hennessy Company                               Montana                      Dillard's
Mercantile Kansas City, Inc.                   Delaware                     Dillard's
Ishawn Beauty School, Inc.                     Missouri                     Dillard's
The Joslin Dry Goods Company                   Colorado                     Dillard's
The Lion Dry Goods Company                     Ohio                         Lion
The McAlpin Company                            Kentucky                     McAlpin
Mercantile Credit Corp.                        Louisiana                    Mercantile Credit Corp.
Mercantile International, Inc.                 Delaware                     Mercantile International, Inc.
Mercantile Logistics Company, Inc.             Ohio                         Mercantile Logistics Company, Inc.
Mercantile Properties, Inc.                    Delaware                     Mercantile Properties, Inc.
Mercantile Real Estate Company, Inc.           Delaware                     Mercantile Real Estate Company, Inc.
Mersco Development Company, Inc.               Delaware                     Mersco Development Company, Inc.
Mersco Factors, Inc.                           Delaware                     Mersco Factors, Inc.
Mersco Finance Corporation                     Delaware                     Mersco Finance Corporation
Mersco Realty Co., Inc.                        Ohio                         Mersco Realty Co., Inc.
J. B. White & Company                          South Carolina               Dillard's